Exhibit 10.4



                              Management Agreement



     This Agreement is dated as of October 1, 2008, by and between Bella Vista Capital, Inc., a Maryland corporation (the "Company"), and RMRF Enterprises, Inc., dba Cupertino Capital, a California corporation (the "Manager"), with respect to the following:

     The Company desires to retain the Manager to manage the investments of the Company and to perform certain administrative services for the Company in the manner and on the terms set forth herein;

     In consideration of the following mutual agreements, the parties agree as follows:

     Section 1. Definitions.

     (a) "affiliate" means, with respect to any person, another person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such person.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "governing instruments" means the articles or certificate of incorporation or other charter, as the case may be, and bylaws of the Company and its subsidiaries.

     (d) "mortgage loans" means construction, mixed use, land acquisition and development loans primarily secured by mortgages or deeds of trust on real estate properties.

     (e) "Net Value" of the Company has the same meaning and is determined in the same manner as it is in the Company's public statements and disclosures.

     (f) "unaffiliated directors" shall mean those members of the Board of Directors of the Company, who are not officers, directors or affiliates of the Manager.

     (g) Net Realizable Value ("NRV") will be equal to the estimated net realizable value of the Company's assets per common share, as established by the Board of Directors and reported in the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission.

     Section 2. General Duties of the Manager.

     (a) Administrative Services Provided by the Manager. The Manager will be responsible for the day-to-day operations of the Company and shall perform such services and activities relating to the assets and operations of the Company as may be appropriate, including:

          (1) in accordance with the directions and subject to the supervision of the Company's Board of Directors, investing or reinvesting any money of the Company;

          (2) furnishing reports and statistical and economic research to the Company regarding the Company's real estate investment activities and the performance of its portfolio of mortgage loans;

          (3) administering the day-to-day operations of the Company and performing administrative functions necessary in the management of the Company, including the collection of revenues, the payment of the Company's expenses, debts and obligations and the maintenance of appropriate computer services to perform such administrative functions;



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          (4)  counseling the Company's officers and Board of Directors in connection with policy decisions to be made by the Board of Directors;

          (5) overseeing the servicing of the Company's construction related activities pertaining to its mortgage loans and other investments;

          (6) providing all actions necessary for compliance by the Company with all federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including maintaining books and records, maintaining current shareholder records, and preparing or causing to be prepared all periodic reports and all financial statements required under applicable regulations and contractual undertakings;

          (7) providing all actions necessary to enable the Company to make required federal, state and local tax filings and reports and generally enable the Company to maintain its status as a corporation, including, but not limited to, soliciting stockholders for required information to the extent required by the provisions of the Code;

          (8) communicating on behalf and with the direction of the Company (with content approved in advance by the Company's Board of Directors) with the stockholders of the Company as required to satisfy any reporting requirements and to maintain effective relations with such stockholders;

          (9) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

          (10) Acting as the Company's transfer agent and registrar for all Company initiated stock transactions.

     (b) Administrative Services Provided by Subcontractors. The Manager may enter into subcontracts with other parties to provide any such services to the Company, so long as it exercises reasonable care in the selection of such subcontractors.

     (c) Compliance with Public Disclosure Rules. Manager agrees to comply and, in performing its services as Manager, to cause the Company to comply with all disclosure rules applicable to the Company, including the statutes, rules and regulations governing publicly held entities under the Securities Exchange Act of 1934 as now in effect and as it may be amended from time to time.

     (d) Cooperation of the Company. The Company agrees to take all action reasonably required to permit the Manager to carry out its duties and obligations. The Company further agrees to make available all materials reasonably required to enable the Manager to satisfy its obligations to deliver financial statements and any other information or reports with respect to the Company.

     Section 3. Additional Activities of Manager.

     (a) Except as expressly provided in paragraph 3(b) below, nothing in this agreement shall prevent the Manager or any of its officers, directors, employees or affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including the purchase of, or advisory services to others investing in, any type of real estate investment, including investments which meet the principal investment objectives of the Company. Notwithstanding the foregoing, the Manager shall at all times during the term of this Agreement devote such time and attention, and maintain sufficient personnel and resources, to assure that it can adequately manage the operations and administration of the Company.

     (b) Manager agrees that certain proposed transactions, as defined below, will be considered "Company Opportunities," and any Company Opportunity that comes to the Manager's attention will first be offered or made available to the Company as provided herein before Manager or any of Manager's affiliates may enter into any such transaction for its or their own account or may offer such transaction to any third party. "Company Opportunities" will include any proposed investment or investment disposition transaction brought to the Manager's attention in its capacity as Manager under this Agreement,


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          including transactions brought to its attention by members of the
          Company's Board of Directors, by any other party to a then existing non-Cupertino sourced Company investment, or by any party contacting the Manager concerning such a proposed transaction in its capacity as Manager of the Company. Manager shall initially pursue any such Company Opportunity on behalf of the Company, and will provide the Board of Directors promptly in writing with notice of the material proposed terms of any such transaction, to the extent practicable. The Board of Directors will meet within thirty (30) days following the date such notice is received by the Board to consider whether the Company will elect to pursue the Company Opportunity described in the notice. If the Board elects to have the Company pursue the Company Opportunity, it will so notify the Manager and direct the Manager's efforts in seeking to complete the transaction. The Manager will thereafter diligently and in good faith analyze the proposed transaction on the Company's behalf, negotiate the terms of the transaction solely in the Company's interest, communicate with the Board concerning the ongoing status of the transaction, and seek to consummate any such transaction on behalf of the Company. If the Company either notifies the Manager that it will not seek to pursue the Company Opportunity described in the notice, or fails to notify the Manager of its intention by the end of a thirty day period following the Board's receipt of such notice, the Manager may pursue such transaction for its own account or offer the transaction to a third party in its discretion.

     Section 4. Bank Accounts.

     At the direction of the Board of Directors, the Manager will establish and maintain one or more bank accounts in the name of the Company or any subsidiary of the Company, and will collect and deposit into any such account or accounts any and all funds received on behalf of the Company, and will disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve. All such accounts and funds held in such accounts shall be segregated from the Manager's own accounts and those of any other third party, shall not be commingled with the funds of any third party, and the Manager shall at all times assure that the Company holds clear title to such accounts subject only the claims of the Company's creditors. The Manager shall render appropriate accountings of such accounts, collections and payments to the Company's officers and Board of Directors and, upon request, to the auditors of the Company or any subsidiary of the Company.

     Section 5. Records

     The Manager shall maintain appropriate books of account and records relating to the Company's operations and the services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any subsidiary of the Company at any time during normal business hours.

     Section 6. Compensation of the Manager.

     (a) The manager shall receive a one-time start-up fee of $75,725 to be paid by October 15, 2008.

     (b) The Manager shall receive a quarterly management fee for investments not sourced by Cupertino Capital equal to 0.25% of the Net Realizable Value ("NRV") of the Company attributable to those investments not sourced by Cupertino Capital, payable as of the end of the quarter and calculated based on the NRV as published in the quarterly report for the preceding calendar quarter, except for Q4 of 2008 such fee percentage shall be 0.1875%.

     (c) The Manager shall also receive a quarterly management fee for Cupertino Capital sourced investments equal to 0.125% of the Net Realizable Value ("NRV") of the Company attributable to those investments sourced by Cupertino Capital, payable at the end of the quarter and calculated based on the NRV as published in the quarterly report for the preceding calendar quarter, except for Q4 of 2008 such fee percentage shall be 0.09375%.

     (d) Payment. The Manager shall calculate the precise figures of the Compensation Schedule in order to determine the Manager's Fee within 15 days after the end of each calendar quarter. This calculation shall be completed promptly and delivered to the Board of Directors along with a summary of all material transactions, a cash flow analysis of income and expenses, and reconciliation of bank accounts as overseen by manager on behalf of the Company for approval and payment of management fee. Attached to this agreement is the "Cupertino Capital Compensation Schedule" exhibit which illustrates the calculation of the management fees.


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     Section 7. Expenses of the Company.

     (a) Expenses Borne by the Manager. Without regard to the compensation received by the Manager, the Manager shall bear any and all expenses internal to the operations of the Manager or incurred in connection with the Manager's performance of the services to be provided under this Agreement, including, but not limited to, the following expenses:

          (1) Employment expenses of the personnel employed by the Manager, including, but not limited to, salaries, wages, payroll taxes, and the cost of employee benefit plans;

          (2) Rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses (such as asset/liability software, modeling software and other software and hardware) of the Manager needed in order to perform its duties as set forth herein;

          (3) Bookkeeping fees and expenses including any costs of computer services;

          (4) Miscellaneous administrative expenses incurred in supervising and monitoring the Company's investments or any subsidiary's investments or relating to performance by the Manager of its functions;

          (5) Expenses connected with the acquisition of the Company's assets and mortgage loans;

          (6) Travel and related expenses of personnel of the Manager when attending meetings or performing other business activities which relate to the Company or any subsidiary of the Company.

     (b) Expenses Borne by the Company. The Company or any subsidiary of the Company shall pay all of its expenses except those which are the specific responsibility of the Manager pursuant to this agreement; and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company or any subsidiary of the Company shall not be paid by the Manager. Further, it is understood that none of the expenses listed below will include any expenses internal to the operations of the Manager or related in any way to the Manager's performance of the services detailed in this Management Agreement:

          (1)  The Fund's cost of borrowed money;

          (2) All taxes applicable to the Company or any subsidiary of the Company including interest and penalties;

          (3) Legal, accounting and auditing fees and expenses relating to the Company and/or any subsidiary;

          (4) Expenses connected with the ownership and disposition of the Company's or any subsidiary's assets, including, but not limited to, costs of completion, foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the Company or any subsidiary of the Company;

          (5) Legal, audit, accounting, underwriting, brokerage, listing, rating agency, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's or any subsidiary's equity securities or debt securities;

          (6) The expenses of organizing, modifying or dissolving the Company or any subsidiary of the Company;

          (7) All insurance costs incurred in connection with the Company or any subsidiary of the Company;

          (8) Expenses connected with payments of dividends or interest or distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;


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          (9)  Expenses connected with the structuring and issuance of mortgage securities by the Company or any subsidiary of the Company, including but not limited to trustee's fees, insurance premiums, and costs of required credit enhancements;

          (10) Travel and related expenses of the directors of the Company when attending meetings or performing other business activities which relate to the Company;

          (11) All expenses of third parties connected with communications to holders of equity securities or debt securities of the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third parties required under any indenture to which the Company or any subsidiary of the Company is a party;

          (12) Fees and expenses paid to trustees or directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for fidelity and errors and omissions insurance;

          (13) Any judgment rendered against the Company or any subsidiary of the Company, or against any trustee or director of the Company or any subsidiary of the Company in his capacity as such for which the Company or any subsidiary of the Company is required to indemnify such trustee or director, or any court or governmental agency; and

          (14) Other miscellaneous expenses of the Company or any subsidiary of the Company which are not specified expenses of the Manager under this agreement.

     Section 8. Limits of Manager Responsibility; Indemnification.

     The Manager assumes no responsibility under this agreement other than to render the services called for in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager. The Manager, its directors, officers, stockholders and employees will not be liable to the Company, any subsidiary of the Company, its subsidiary's stockholders or the unaffiliated directors for any acts or omissions by the Manager, its directors, officers, stockholders or employees under or in connection with this agreement, except by reason of acts or omissions constituting material breach of this Agreement, bad faith, willful misconduct, negligence or reckless disregard of their duties under this agreement. The Company and its subsidiaries shall reimburse, indemnify and hold harmless the Manager, its directors, officers, stockholders and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including, without limitation, attorneys' fees, in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this agreement and not constituting material breach of this Agreement, bad faith, willful misconduct, negligence or reckless disregard of its duties.

     Section 9. Term; Termination Fee.

     (a) This agreement shall commence on October 1, 2008, and shall continue in force for an initial period of one year, and thereafter it shall be renewed automatically for successive one-year periods unless a notice of non-renewal is delivered by either party prior to a date 90 days following the end of any such one year initial or renewal period.

     (b) In addition to any other liability or obligation of either party to the other due upon termination of this agreement, if this agreement is terminated without cause (as "cause" is defined below), the Company shall pay the Manager a termination fee in an amount equal to the compensation paid for the quarter immediately preceding the date of termination pursuant to Section 6(b) and (c) above.


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     Section 10. Termination by Company for Cause

At the option of the Company, this agreement shall be and become terminated upon written notice of termination to the Manager if any of the following events shall occur. Termination for any of these events shall constitute termination for "cause":

     (a) if a majority of the unaffiliated directors determines that the Manager has violated or is in breach of this agreement in any material respect and, after notice of such violation, the Manager has failed to cure such violation within 60 days; or

     (b) there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager:

          (1) ceases, or admits in writing its inability, to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors;

          (2) applies for, or consents, by admission of material allegations of a petition or otherwise, to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator, or other similar official, of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 60 days;

          (3) authorizes or files a voluntary petition in bankruptcy, or applies for or consents, by admission of material allegations of a petition or otherwise, to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or

     Section 11. Action Upon Termination.

     From and after the effective date of termination of this agreement, except as otherwise specified, the Manager shall not be entitled to compensation for further services, but shall be paid all compensation accruing to the date of termination. Upon such termination, the Manager shall:

     (a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or any subsidiary of the Company all money collected and held for the account of the Company or any subsidiary of the Company pursuant to this agreement;

     (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or any subsidiary of the Company; and

     (c) deliver to the Board of Directors all property and documents of the Company or any subsidiary of the Company then in the custody of the Manager.







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     Section 12. Release of Money or Other Property Upon Written Request.

     Manager agrees that any money or other property of the Company or any subsidiary of the Company held by the Manager under this agreement shall be held solely in the name of the Company or such subsidiary by the Manager as custodian for the Company or such subsidiary, and the Manager's records shall clearly reflect the ownership of such money or other property by the Company or such subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any subsidiary of the Company any money or other property then held by the Manager for the account of the Company or any subsidiary of the Company under this Agreement, the Manager shall promptly release such money or other property to the Company or such subsidiary of the Company; provided that such release will not cause the Manager to violate any law or breach any agreement to which the Company is a party. The Manager shall not be liable to the Company, any subsidiaries of the Company, the unaffiliated directors, or the Company's or its subsidiaries' stockholders for any acts performed or omissions to act by the Company or any subsidiary of the Company in connection with the money or other property released to the Company or any subsidiary of the Company and not constituting a material breach of this Agreement, bad faith, willful misconduct, negligence or reckless disregard of its duties. The Company and any subsidiary of the Company shall indemnify the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any subsidiary of the Company unless such expenses, losses, damages, liabilities, demands, charges and claims arise in connection with acts or omissions which constitute material breach of this Agreement, bad faith, willful misconduct, negligence or reckless disregard of its duties. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under this agreement.

     Section 13. Notices

     Unless expressly provided otherwise, all notices, requests, demands and other communications required or permitted under this agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand or (2) upon actual receipt of registered or certified mail, postage prepaid. The parties may deliver to each other notice by electronically transmitted facsimile or email copies provided that such electronically transmitted notice is followed within twenty-four hours by a hardcopy notice delivered and received as specified in (1) or (2) in this paragraph. Any notice shall be duly addressed to the parties as follows:

     (a) If to the Company - Notice both by written hardcopy and email is required:

          Board of Directors
          Attn:  William Offenberg
          P.O. BOX 3195 Monterey, CA 93942
          Email:  weobvc@sbcglobal.net
          With Copy to: Jeff.Black@Grubb-Ellis.com, Pattibwolf@aol.com, and
                        bobpuette@earthlink.net.


     (b) If to the Manager:

          Cupertino Capital
          Attn:  Dan Shaw
          15700 Winchester Blvd.
          Los Gatos, CA  95030
          Fax:  (408) 354-9787
          Email:  dans@cupcapital.com


     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address.



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     Section 14. Assignments

     Except as set forth in this section, this agreement shall terminate automatically in the event of its attempted assignment, in whole or in part, by the Manager, other than the pledge of amounts payable by the Company to the Manager to secure the Manager's obligations to its lenders, unless such assignment is consented to in writing by the Company. Any such consented assignment shall bind the assignee in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this agreement naming such assignee as Manager. This agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a REIT or other organization which is a successor, by merger, consolidation or purchase of assets, to the Company, in which case such successor organization shall be bound by this agreement and by the terms of such assignment in the same manner as the Company is bound.

     Section 15. Entire Agreement

     This agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms. This agreement may not be modified or amended other than by an agreement in writing.

     Section 16. Controlling Law

     This agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

     Section 17. Execution in Counterparts

     This agreement may be executed in any number of counterparts.

     Section 18. Provisions Separable

     The provisions of this agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     Section 19.  Confidentiality

     As Manager of the Company, Manager will be in possession and control of confidential and proprietary information relating to the Company and its operations as well as non public personal information relating to its shareholders. Manager hereby agrees, on its own behalf, and on behalf of its officers, employees, agents and contractors, to use all commercially reasonable measures necessary to prevent unauthorized persons from gaining access to, distributing or otherwise using such confidential or proprietary Company or shareholder information, including, but not limited to (a) adopting appropriate procedures to protect the confidentiality of such information, which procedures are at least as comprehensive and effective as those used to protect Manager's own confidential or proprietary information, (b) limiting internal access to such information to those employees of the Manager who have a need to know such information, and (c) informing its personnel of this confidentiality obligation and its binding effect on their activities and obtaining appropriate confidentiality agreements with any contractors, agents or other third parties used by Manager in performance of services hereunder.








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     The parties hereto have executed this agreement as of the date first written above.


                   a Maryland corporation


                   -----------------------------
                      By:  William E. Offenberg
                      Its:  Chairman


                   RMRF Enterprises, Inc., dba Cupertino Capital a California corporation


                   -----------------------------------
                      By:  Daniel J. Shaw
                      Its: President